UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2007, Hansen Natural Corporation ("Hansen" or the "Company") received an additional Nasdaq Staff Determination letter (the "Nasdaq Notice") from The Nasdaq Stock Market ("Nasdaq") stating that because the Company has not yet filed its Form 10-K for the fiscal year ended December 31, 2006, it is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14), and that this filing delinquency serves as an additional basis for delisting the Company’s securities from Nasdaq. With respect to earlier delinquencies, the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing of the Company’s securities on Nasdaq, subject to certain conditions as previously disclosed in the Company’s Form 8-K filed on March 1, 2007. The Company intends to present its views with respect to this additional deficiency to the Panel by March 12, 2007.

A copy of Hansen’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press release dated March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: March 8, 2007	/s/ Hilton H. Schlosberg

-------------------------------

Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer